PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (this “Agreement”), dated as of August 15, 2012 (the “Effective Date”), is by and between Winthrop Realty Trust, an Ohio real estate investment trust (the “Debtor”), and The Bank of New York Mellon, in its capacity as a collateral agent (the “Collateral Agent”) for the benefit of the holders (collectively, the “Holders”) of 7.75% Senior Notes due 2022, issued by the Debtor.

Recitals

Pursuant to the terms, conditions and provisions of the Indenture (the “Base Indenture”), dated as of August 6, 2012, between the Debtor and The Bank of New York Mellon, as trustee (in such capacity, the “Trustee”), as supplemented by the First Supplemental Indenture (the “First Supplemental Indenture”), dated August 15, 2012, between the Debtor and the Trustee, as trustee and collateral agent (such Base Indenture, as amended, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”), the Debtor issued 7.75% Senior Notes due 2022 (as such notes may be amended, amended and restated, supplemented or otherwise modified from time to time, and including any Additional Notes (as defined in the Indenture), the “Notes”).

The Debtor will receive substantial benefits from the execution, delivery and performance of the obligations under the Indenture and is, therefor, willing to enter into this Agreement.

This Agreement is given by the Debtor in favor of the Collateral Agent for the benefit of the Holders to secure the payment and performance of all of the Secured Obligations (as hereinafter defined).

Accordingly, the parties hereto agree as follows:

Agreement

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

1.           Grant of Security.  The Debtor hereby pledges and grants to Collateral Agent, for the benefit of the Holders a lien on and security interest in all of the Debtor’s right, title and interest in, to and under the Promissory Notes (as defined below) and all proceeds, products and supporting obligations of or with respect thereto, whether now or hereafter owned, existing, arising or acquired and wherever located (all of the following, collectively, the “Collateral”).

“Promissory Notes” shall mean any promissory notes issued to the Debtor by WRT Realty L.P. in connection with any Notes issued under the Indenture.

2.           Security for Secured Obligations.  This Agreement secures the payment and performance in full of (a) all Obligations (as defined in the Indenture) and all other obligations and liabilities of the Debtor (now or hereafter existing) arising under, out of, pursuant to, or in connection with the Notes or the Indenture and (b) all obligations of the Debtor now or hereafter existing under this Agreement (all such indebtedness, obligations and liabilities being the “Secured Obligations”).

3.           Debtor Remains Liable.  Anything herein to the contrary notwithstanding, (a) the Debtor shall remain liable under the agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Holders of any of their rights hereunder shall not release the Debtor from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) the Holders shall not have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement nor shall the Holders be obligated to perform any of the obligations or duties of the Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

4.           Representations and Warranties.  The Debtor hereby continuously represents and warrants as follows:

(a)           The Debtor is the sole legal and beneficial owner of the Collateral, and has good and marketable title to (or valid right in and the power to transfer such rights to) the Collateral, free and clear of any lien, security interest, option or other charge or encumbrance except for the security interest created by this Agreement.

(b)           This Agreement creates a valid security interest in the Collateral, which, upon the filing of all related UCC-1 financing statements in the State of Ohio pursuant to the applicable provisions of the Uniform Commercial Code as enacted from time to time in the state of New York or in any other applicable jurisdiction (“UCC”), and after the delivery to the Collateral Agent of all Promissory Notes, shall constitute a perfected security interest in the Collateral, securing the payment of the Secured Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken.

(c)           No consent of any other person or entity and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required (i) for the grant by the Debtor of the security interest created hereby or for the execution, delivery or performance of this Agreement by the Debtor, (ii) for the perfection or maintenance of the security interest created hereby, other than the filing of UCC-1 financing statements or UCC-3 amendments describing the Collateral and the delivery of the Promissory Notes to the Collateral Agent, in accordance with the applicable provisions of the UCC or (iii) for the exercise by the Holders of their rights and remedies hereunder.

(d)           The Promissory Notes have been delivered to the Collateral Agent, along with duly executed endorsements in blank.

(e)           There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

5.           Covenants; Further Assurances.

(a)           The Debtor shall not (A) waive or release any obligation under any of the Collateral, (B) take or omit to take any action or knowingly suffer or permit any action to be omitted or taken, the taking or omission of which would result in any right of offset against sums payable under any of the Collateral, or (C) sell, transfer, assign, pledge or surrender its rights under and interests in any of the Collateral or terminate, cancel, modify, change, supplement or amend any of the Collateral (except to the extent permitted by the Indenture).

(b)           The Debtor shall maintain good and marketable title to its Collateral free and clear of all liens, security interests, options and other charges or encumbrances, except for the security interests created by this Agreement.  The Debtor shall use its best efforts to resolve any dispute, counterclaim or defense with respect to all or any part of the Collateral.  The Debtor shall cause to be terminated any financing statement or other security instrument with respect to the Collateral, except such as may exist or as may have been filed in favor of the Holders.  The Debtor shall defend any Holders’ right, title and special property and security interest in and to the Collateral against the claims of any person or entity.

(c)           The Debtor shall make appropriate notations in its ledger to indicate the Collateral Agent’s interest, for the benefit of the Holders, in the Collateral.

(d)           The Promissory Notes shall remain with the Collateral Agent, as Collateral under this Agreement.

(e)           The Debtor agrees that from time to time, at the expense of the Debtor, the Debtor shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Collateral Agent for the benefit of the Holders may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.  Without limiting the generality of the foregoing, the Debtor shall upon such request execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Collateral Agent may request, in order to perfect and preserve the security interest granted or purported to be granted hereby.  The Debtor shall furnish to the Collateral Agent any information that the Collateral Agent may from time to time request concerning any covenant, provision or representation contained herein or any other matter in connection with the Collateral or the Indenture.

(f)           The Debtor hereby authorizes the Collateral Agent, but the Collateral Agent shall have no obligation, to file one or more financing or continuation statements, and amendments thereto, related to all or any part of the Collateral without the signature of the Debtor.  A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

(g)           The Debtor shall furnish to the Collateral Agent from time to time statements describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

6.           Collateral Agent Appointed Attorney-in-Fact.  To the extent permitted by applicable law, the Debtor hereby irrevocably appoints the Collateral Agent, for the benefit of the Holders, the attorney-in-fact of the Debtor, coupled with an interest and with full authority in the place and stead of the Debtor and in the name of the Debtor, the Holders or otherwise, from time to time in the Collateral Agent’s discretion, to take any action and to execute any instrument which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement.

The provisions of this Section 6 shall terminate upon termination of the Indenture and the complete and final satisfaction and repayment of the Secured Obligations.

7.           Collateral Agent May Perform.  If any Debtor fails to perform any agreement contained herein, the Collateral Agent, for the benefit of the Holders, may perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by the Debtor.

8.           Collateral Agent/Holders’ Duties.  The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers.  Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.  The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property.

9.           Remedies.

(a)           If any Event of Default shall have occurred and be continuing:

(i)           The Collateral Agent, for the benefit of the Holders, shall have all of the rights, remedies and privileges with respect to repossession, retention and sale of the Collateral and disposition of the proceeds thereof as are afforded to the Collateral Agent or Holders by this Agreement and the applicable sections of the UCC (whether or not the UCC applies to the affected Collateral).

(ii)           Without limiting the scope of the foregoing:

(1)           The Collateral Agent, for the benefit of the Holders, shall have the right to sell, resell, assign, and deliver the Collateral for sale, provided that only such portion of the Collateral as is necessary to satisfy the obligations arising under the Notes or the Indenture may be sold by the Collateral Agent, for the benefit of the Holders.  The Collateral Agent will give the Debtor, to the extent notice of sale shall be required by law, at least ten (10) days’ prior written notice of the time and place of any sale of the Collateral or the time after which any private sale or any other intended disposition of the Collateral is to be made.  Any such notice shall be deemed to meet any requirement hereunder or under any applicable law (including the UCC) that reasonable notification be given of the time and place of such sale or other disposition.  Such notice may be given without any demand for performance or other demand, all such demands being hereby expressly waived by the Debtor.  The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(2)           In the event of any such sale or sales, the Collateral so purchased shall be held by the purchaser absolutely free from any and all claims or rights of the Debtor of every kind and nature whatsoever, including any equity of redemption or similar rights, all such equity of redemption and similar rights being hereby expressly waived and released by the Debtor.  The Collateral Agent may disclaim warranties of title, possession, quiet enjoyment and the like.  The proceeds of the sale of any Collateral, together with any other additional collateral security at the time received and held hereunder, shall be received and applied: first, to the payment of all of the Collateral Agent’s costs and expenses of sale, including reasonable attorneys’ fees; second, to the payment of the obligations of the Debtor and the other parties under the Notes or the Indenture, in such order of priority as the Collateral Agent shall determine; and third, any remaining proceeds shall be paid to the applicable Debtor or to whomsoever may be lawfully entitled to receive such surplus.

(3)           The Debtor recognizes that the Collateral Agent may be unable to effect a public sale of all or any part of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the “Securities Act”), or other applicable laws, rules or regulations, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will, among other things, be obliged to agree to acquire the Collateral or any part thereof for their own account, for investment and not with a view to the distribution or resale thereof.  The Debtor agrees that private sales so made may be at prices and on terms less favorable than if the Collateral were sold at public sales, and that a Holder has no obligation to delay the sale of any Collateral for the period of time necessary to permit the Collateral to be registered for public sale under the Securities Act or any other applicable law, rule or regulation.  The Debtor agrees that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

(iii)           The Debtor shall take any action that the Collateral Agent may request in the exercise of its rights and remedies under this Agreement in order to transfer and assign to the Trustee, or to such one or more third parties as the Collateral Agent may designate, or to a combination of the foregoing, any or all of the Collateral.

(iv)           The Collateral Agent shall have the right, for and in the name, place and stead of the Debtor, to execute endorsements, assignments and other instruments of conveyance or transfer with respect to all or any of the Collateral, and in connection therewith, the Debtor hereby irrevocably appoints the Collateral Agent, its officers, employees and agents, or any of them, as attorneys-in-fact for the Debtor to execute, deliver, file and record such items for the Debtor and in the Debtor’s name, place and stead.  This power of attorney, being coupled with an interest, shall be irrevocable.

(b)           If in connection with the exercise by the Collateral Agent of any power, right, provision or remedy granted pursuant to this Agreement, or in order to effectuate the purposes and intent of this Agreement, any consent, approval, registration, filing, qualification or authorization of any governmental authority is required, the Debtor will execute and deliver all applications, certificates, instruments and other documents and papers that the Collateral Agent may be required to obtain for such governmental consent, approval, registration, filing, qualification or authorization.

(c)           The Collateral Agent shall have all of the rights (including indemnification rights), privileges, protections, immunities and benefits granted to the Collateral Agent under the Indenture, as if set forth herein in full.

10.           Waivers and Amendments.  No provision of this Agreement may be amended, waived or modified without the written consent of  the Holders of all of the Outstanding (as defined in the Indenture) Notes, the Collateral Agent and the Debtor (except to the extent otherwise provided in the Indenture).  The Collateral Agent, for the benefit of the Holders, may exercise its rights with respect to the Collateral held hereunder without first or simultaneously resorting to any other collateral or sources of repayment or reimbursement and without being obligated to consider or take notice of any right of contribution, reimbursement, subrogation or marshaling of assets which the Debtor may have or claim to have against any person or persons or with respect to any other collateral.  The Collateral Agent, for the benefit of the Holders, may release any and all other collateral it may now or hereafter have to secure repayment of the Notes, all without affecting or impairing its rights with respect to the Collateral.  The failure by the Collateral Agent to insist upon the Debtor’s strict performance of this Agreement or the delay or the failure by the Collateral Agent, for the benefit of the Holders, to exercise the Holders remedies hereunder shall not be deemed a waiver of such default, and shall not be a waiver by the Holders of any Holder’s rights or remedies hereunder or at law or in equity.  A waiver on any one occasion shall not be construed as a bar to or waiver of any right and/or remedy on any future occasion.

11.           Addresses for Notices.

(a)           Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to Section 11(b)) all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:

If to any Debtor:

Winthrop Realty Trust
7 Bulfinch Place, Suite 500
Boston, Massachusetts  02114

Telecopier No.:  617-570-4710
Attention:  Carolyn Tiffany

If to Trustee:

The Bank of New York Mellon
101 Barclay Street, Floor 8W
New York, New York 10286

Telecopier No.:  212-815-5704
Attention:  Corporate Trust

(b)           Each party hereto may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c)           Each party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

12.           Security Interest Absolute; Continuing Security Interest.  All rights of Holders and security interests hereunder, and all obligations of the Debtor hereunder, shall be absolute and unconditional irrespective of, and unaffected by any other circumstance which might otherwise constitute a defense available to, or a discharge of the Debtor in respect of the Notes, the Indenture and this Agreement.  This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until a Termination Event (as defined in the Indenture), be binding upon the Debtor, its successors and assigns, and inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and its successors, transferees and assigns. Upon the occurrence of any Termination Event, the security interest granted hereby shall terminate hereunder and all rights to the Collateral shall revert to the Debtor. Upon any such termination, the Collateral Agent shall, at the Debtor’s expense, execute and deliver to the Debtor such documents as the Debtor shall reasonably request to evidence such termination.

13.           Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

14.           Jurisdiction; Consent to Service of Process; Waiver of Jury Trial.

(a)           EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES SITTING IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE SECURITIES.

(b)           THE DEBTOR HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING IN ANY OF THE ABOVE-MENTIONED COURTS BY THE MAILING THEREOF BY HOLDERS BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK, AT ITS ADDRESS SPECIFIED IN SECTION 11.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(c)           EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS PLEDGE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

15.           Successors and Assigns.  The provisions of this Agreement shall be binding upon the Debtor and its successors and assigns and inure to the benefit of, and be enforceable by, Holders and their successors, transferees and assigns.  Except as contemplated by Article IV of the First Supplemental Indenture, no Debtor shall assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Collateral Agent (and any attempted assignment or transfer by the Debtor without such consent shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any person or entity, other than the parties hereto, their respective successors and assigns permitted hereby, any legal or equitable right, remedy or claim under or by reason of this Agreement.

16.           Severability.  In case any provision in this Agreement shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

17.           Interpretation.  Capitalized terms used, but not defined, herein shall have the meanings ascribed to them in the Indenture.  As used in this Agreement, except as otherwise indicated in this Agreement or as the context may otherwise require:

(a)           the words “include,” “includes” and “including” are deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of similar import,

(b)           the word “or” is not exclusive,

(c)           references to an “Article,” “Section,” “preamble,” “recital” or any other subdivision, or to an “Appendix,” “Annex,” “Exhibit” or “Schedule” are to an article, section, preamble, recital or subdivision of this Agreement, or to an appendix, annex, exhibit or schedule to this Agreement,

(d)           the words “this Agreement,” “hereby,” “hereof,” “herein,” “hereunder” and comparable words refer to all of this Agreement, including the Appendices, Annexes, Exhibits and Schedules to this Agreement, and not to any particular Article, Section, preamble, recital or other subdivision of this Agreement or Appendix, Exhibit or Schedule to this Agreement,

(e)           any pronoun in masculine, feminine or neuter form shall include any other gender,

(f)           any word in the singular form include the plural and vice versa,

(g)           references to any agreement or other document, including this Agreement, are to such agreement or document as amended, modified, supplemented and restated now or from time to time after the Effective Date,

(h)           references to any law are to it as amended, modified, supplemented and restated now or from time to time after the Effective Date, and to any corresponding provisions of successor laws, and, unless the context requires otherwise, any reference to any law shall be deemed also to refer to all rules and regulations promulgated thereunder,

(i)           references to any person or entity include such person’s or entity’s respective successors and assigns permitted hereby,

(j)           references to a “day” or number of “days” (without the explicit qualification of “Business”) refer to a calendar day or number of calendar days, and

(k)           any financial or accounting term that is not otherwise defined herein shall have the meaning given such term under generally accepted accounting principles in the United States of America consistently applied.

18.           Headings.  Titles and Article, Section and other subdivision headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

19.           Counterparts; Integration.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement, the Notes and the Indenture collectively constitute the entire contract among the parties hereto relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, between the parties hereto relating to the subject matter hereof.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or by PDF shall be effective as delivery of a manually executed counterpart of this Agreement.

Signature pages follow

This Agreement has been duly executed and delivered to be effective as of the Effective Date.

DEBTOR:

WINTHROP REALTY TRUST, an Ohio real estate investment trust

By:_________________________________
Name:
Title:

COLLATERAL AGENT:

THE BANK OF NEW YORK MELLON, not in its individual capacity, but solely as a collateral agent for the benefit of the Holders

By:__________________________________
Name:
Title: